                                                                                    Exhibit 99.1
News from
Buckeye
FOR IMMEDIATE RELEASE
                                        Contacts:               Steve Dean
Chief Financial Officer
901-320-8352
Chad Foreman
Investor Relations Manager
901-320-8828
Website: www.bkitech.com

BUCKEYE TECHNOLOGIES SECOND QUARTER EARNINGS RESULTS SCHEDULE

MEMPHIS, TN January 5, 2007 - Buckeye Technologies Inc. (NYSE:BKI) has scheduled a conference call for Wednesday, January 31, 2007 at 10:00 a.m. Central (11:00 Eastern). Management participating on the call will include John B. Crowe, Chief Executive Officer; Kristopher J. Matula, President and Chief Operating Officer; Steven G. Dean, Vice President and Chief Financial Officer; Chad P. Foreman, Treasurer and Investor Relations Manager; Elizabeth J. Welter, Vice President and Chief Accounting Officer.

All interested parties are invited to listen to the audio conference call live or tape delayed via the website www.streetevents.com or via the Company’s website homepage at www.bkitech.com. The replay will be archived on these websites through March 2, 2007.

In addition, persons interested in listening by telephone may dial in at (800) 946-0719 within the United States. International callers should dial (719) 457-2645. Participants should call no later than 9:20 a.m. CT.

To listen to the telephone replay of the call, dial (888) 203-1112 or (719) 457-0820.  The passcode is 5694275. This replay will be available until midnight February 14, 2007.

A press release will be issued via Business Wire after the market closes on January 30.  If you do not receive a copy of this release, please contact Shirley Spears at (901) 320-8125.